Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-258064 and No. 333-237503, on Form S-8 of Bogota Financial Corp. of our report dated March 27, 2026, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Bogota Financial Corp. for the year ended December 31, 2025.

/s/S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

March 27, 2026